File No. 333-189515

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

hhgregg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Indiana (State or other jurisdiction of incorporation)	47-4850538 (I.R.S. Employer Identification No.)

4151 East 96th Street
Indianapolis, Indiana 46240
(317) 848-8710
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Dennis L. May
Chief Executive Officer
4151 East 96th Street
Indianapolis, Indiana 46240
(317) 848-8710
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies of all Communications to:

Christina Melendi, Esq.
Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, New York  10178
(212) 309-6000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [x]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	−	−	−	−
Preferred Stock, par value $0.0001 per share	−	−	−	−
Warrants	−	−	−	−
Senior or Subordinated Debt Securities	−	−	−	−
Guarantees of Debt Securities	−	−	−	−
Total	−	−	−	−

(1)    The Registrant is not registering additional securities.  Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-189515). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

Explanatory Note

Effective as of 11:59 p.m. on August 31, 2015 (the “Effective Time”), hhgregg, Inc., a Delaware corporation (the “Company”), changed its state of incorporation from Delaware to Indiana. This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of the Company with and into hhgregg Indiana, Inc., an Indiana corporation (“hhgregg Indiana”), then a wholly owned Indiana subsidiary of the Company established for such purpose. At the Effective Time, hhgregg Indiana changed its name to “hhgregg, Inc.”  The Reincorporation Merger was approved by the requisite vote of stockholders at the Company’s Annual Meeting of Stockholders held on August 4, 2015. hhgregg Indiana is deemed to be the successor issuer of the Company under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company and hhgregg Indiana, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

The Registrant is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-189515 (the “Registration Statement”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Indiana from the State of Delaware via the Reincorporation Merger.

In accordance with Rule 414(d) under the Securities Act, the Registrant, now as successor issuer to the Company pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement, as modified by this Post-Effective Amendment No. 1, as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, the Registrant’s most recent annual report on Form 10-K and the description of the common stock of the Registrant as set forth in the Registration Statement on Form 8-A12B/A, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on September 3, 2015. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registrant’s registration statement on Form S-3, File No. 333-189515 filed with the SEC on June 21, 2013.

Item 15.  Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors and officers pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Indiana Business Corporation Law (the “IBCL”) permits an Indiana corporation to indemnify an individual made a party to a proceeding because he or she was a director or officer of the corporation from liability for his or her conduct if such conduct was in good faith, and he or she reasonably believed when acting in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest. If the individual was not acting in his or her official capacity with the corporation, then indemnification is permitted if such conduct was in good faith and he or she reasonably believed that such conduct was at least not opposed to the best interest of the corporation. In the case of any criminal proceeding, the individual either had to have reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is a party by virtue of being a director or officer of the corporation, against reasonable expenses incurred by the director or officer in connection with the proceeding.

In addition, under the IBCL, a corporation may pay for or reimburse reasonable expenses incurred by a director or officer who is a party to any claim, action, suit, or proceeding in advance of the final disposition thereof upon (i) receipt of a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct prescribed by Indiana law; (ii) receipt of a written undertaking of the director or officer to repay the advanced amount if it is ultimately determined that the director or officer did not meet the standard of conduct prescribed by Indiana law and (iii) a determination that the facts then known to those making the determination would not preclude indemnification under the IBCL.

The Registrant’s Amended and Restated Articles of Incorporation require the Registrant to indemnify any person (and the estate, heirs, and personal representatives of such person) who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not against liability and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of the Registrant or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which they become involved by reason of being or having been in any such capacity. To be entitled to indemnification these persons must have met the standard of conduct for indemnification specified in the IBCL, and described above.

In addition, we have entered or will enter into customary indemnity agreements with each of our directors.

In addition, in the ordinary course of our business the Registrant from time to time enters into contracts under which the Registrant and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation of hhgregg, Inc. (1)

3.2	Amended and Restated By-Laws of hhgregg, Inc. (1)

3.3	Second Amended and Restated Articles of Incorporation of Gregg Appliances, Inc. (2)

3.4	Second Amended and Restated By-Laws of Gregg Appliances, Inc. (2)

3.5	Articles of Organization of HHG Distributing, LLC (2)

3.6	Operating Agreement of HHG Distributing, LLC (2)

4.1	Specimen common stock certificate (1)

4.2	Form of Senior or Subordinated Indenture (2)

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Articles of Amendment for Preferred Stock*

4.6	Form of Certificate for Preferred Stock*

4.7	Form of Warrant*

4.8	Form of Warrant Agreement*

5.1	Opinion of Bingham McCutchen LLP (2)

5.2	Opinion of Faegre Baker Daniels LLP***

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges (2)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1) (2)

23.3	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2)**

24	Power of Attorney (2)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 8-K, filed by the Registrant with the SEC on September 3, 2015.
(2)	Incorporated by reference to the same-numbered exhibit to Form S-3 (File No. 333-189515) filed by the Registrant with the SEC on June 21, 2013.
Item 17.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

 (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on this 8th day of September, 2015.

HHGREGG, INC.

By: /s/ Dennis L. May
       Name: Dennis L. May
       Title: Chief Executive Officer
(Principal Executive Officer)

By: /s/ Robert J. Riesbeck
       Name: Robert J. Riesbeck
       Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Dennis L. May	President, Chief Executive Officer (Principal Executive Officer) and Director	September 8, 2015
Dennis L. May

/s/ Robert J. Riesbeck	Chief Financial Officer (Principal Financing and Accounting Officer)	September 8, 2015
Robert J. Riesbeck

/s/ Gregory M. Bettinelli	Director	September 8, 2015
Gregory M. Bettinelli

/s/ William P. Carmichael	Director	September 8, 2015
William P. Carmichael

*	Director	September 8, 2015
Lawrence P. Castellani

*	Director	September 8, 2015
Benjamin D. Geiger

*	Director	September 8, 2015
Catherine A. Langham

*	Director	September 8, 2015
John M. Roth

*	Director	September 8, 2015
Peter M. Starrett

*	Director	September 8, 2015
Kathleen C. Tierney

*	Director	September 8, 2015
Darell E. Zink

*   By:      /s/Dennis L. May
  Dennis L. May
 As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on this 8th day of September, 2015.

GREGG APPLIANCES, INC.

By: /s/ Dennis L. May
       Name: Dennis L. May
       Title: Chief Executive Officer
(Principal Executive Officer)

By: /s/ Robert J. Riesbeck
       Name: Robert J. Riesbeck
       Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis L. May	President, Chief Executive Officer (Principal Executive Officer) and Director	September 8, 2015
Dennis L. May

/s/ Robert J. Riesbeck	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2015
Robert J. Riesbeck

/s/ Gregory M. Bettinelli	Director	September 8, 2015
Gregory M. Bettinelli

/s/ William P. Carmichael	Director	September 8, 2015
William P. Carmichael

*	Director	September 8, 2015
Lawrence P. Castellani

*	Director	September 8, 2015
Benjamin D. Geiger

*	Director	September 8, 2015
Catherine A. Langham

*	Director	September 8, 2015
John M. Roth

*	Director	September 8, 2015
Peter M. Starrett

*	Director	September 8, 2015
Kathleen C. Tierney

*	Director	September 8, 2015
Darell E. Zink

*   By:      /s/Dennis L. May
  Dennis L. May
 As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on this 8th day of September, 2015.

HHG DISTRIBUTING, LLC

By: /s/ Dennis L. May
       Name: Dennis L. May
       Title: Chief Executive Officer
(Principal Executive Officer)

By: /s/ Robert J. Riesbeck
       Name: Robert J. Riesbeck
       Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Dennis L. May	President, Chief Executive Officer (Principal Executive Officer) and Director of Gregg Appliances, its sole member	September 8, 2015
Dennis L. May

/s/ Robert J. Riesbeck	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2015
Robert J. Riesbeck

/s/ Gregory M. Bettinelli	Director of Gregg Appliances, its sole member	September 8, 2015
Gregory M. Bettinelli

/s/ William P. Carmichael	Director of Gregg Appliances, its sole member	September 8, 2015
William P. Carmichael

*	Director of Gregg Appliances, its sole member	September 8, 2015
Lawrence P. Castellani

*	Director of Gregg Appliances, its sole member	September 8, 2015
Benjamin D. Geiger

*	Director of Gregg Appliances, its sole member	September 8, 2015
Catherine A. Langham

*	Director of Gregg Appliances, its sole member	September 8, 2015
John M. Roth

*	Director of Gregg Appliances, its sole member	September 8, 2015
Peter M. Starrett

*	Director of Gregg Appliances, its sole member	September 8, 2015
Kathleen C. Tierney

*	Director of Gregg Appliances, its sole member	September 8, 2015
Darell E. Zink

*   By:      /s/Dennis L. May
  Dennis L. May
 As attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation of hhgregg, Inc. (1)

3.2	Amended and Restated By-Laws of hhgregg, Inc. (1)

3.3	Second Amended and Restated Articles of Incorporation of Gregg Appliances, Inc. (2)

3.4	Second Amended and Restated By-Laws of Gregg Appliances, Inc. (2)

3.5	Articles of Organization of HHG Distributing, LLC (2)

3.6	Operating Agreement of HHG Distributing, LLC (2)

4.1	Specimen common stock certificate (1)

4.2	Form of Senior or Subordinated Indenture (2)

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.5	Form of Articles of Amendment for Preferred Stock*

4.6	Form of Certificate for Preferred Stock*

4.7	Form of Warrant*

4.8	Form of Warrant Agreement*

5.1	Opinion of Bingham McCutchen LLP (2)

5.2	Opinion of Faegre Baker Daniels LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges (2)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP(included in Exhibit 5.1) (2)

23.3	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2)**

24	Power of Attorney (2)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 8-K, filed by the Registrant with the SEC on September 2, 2015.
(2)	Incorporated by reference to the same-numbered exhibit to Form S-3 (File No. 333-189515) filed by the Registrant with the SEC on June 21, 2013.